UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________

Date of Report (Date of earliest event reported): June 23, 2021

CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CVI	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

CVR Energy, Inc. (“CVR Energy”) indirectly owns 100% of CVR GP, LLC, the general partner of CVR Partners, LP. In addition, CVR Energy indirectly owns approximately 36% of the common units representing limited partner interests of CVR Partners, LP.

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On June 23, 2021, CVR Partners, LP (the “Partnership”), CVR Nitrogen Finance Corporation (“Finance Co.” and, together with the Partnership, the “Issuers”), completed the issuance of $550 million in aggregate principal amount of 6.125% Senior Secured Notes due 2028 (the “Notes”) in a private offering (the “Private Offering”) under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).

The Partnership used the net proceeds from the Private Offering, together with cash on hand, to fund the partial redemption of $550 million of the Issuers’ outstanding 9.250% Senior Secured Notes due 2023 (the “2023 Notes”), which were called for redemption on June 8, 2021.

The Notes were issued under an indenture, dated as of June 23, 2021 (the “Indenture”), among the Partnership, Finance Co., the subsidiary guarantors listed therein (collectively, the “Guarantors”) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as collateral trustee (in such capacity, the “Collateral Trustee”).

The Notes will mature on June 15, 2028 and were issued at par for net proceeds of approximately $548 million, after deducting the initial purchasers’ discount and estimated offering expenses. Interest on the Notes is payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2021, to holders of record on the immediately preceding June 1 and December 1. The Notes are fully and unconditionally guaranteed on a senior secured basis, jointly and severally, by all of the Partnership’s existing subsidiaries.

The Partnership may redeem all or part of the Notes at any time prior to June 15, 2024 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus a “make whole” premium, and accrued and unpaid interest, if any, to the date of redemption. The Partnership has the right to redeem the Notes at any time on or after June 15, 2024 at the redemption prices described in the Indenture, plus accrued and unpaid interest, if any, to the date of redemption. Additionally, at any time before June 15, 2024, the Partnership may redeem up to 40% of the aggregate principal amount of the Notes with an amount equal to the net proceeds of certain equity offerings, at a redemption price of 106.125% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

If a “change of control triggering event” (as defined in the Indenture) occurs, holders of the Notes will have the option to require the Partnership to purchase for cash all or a portion of their Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of settlement. In addition, if the Partnership makes certain asset sales and does not reinvest the proceeds thereof or use such proceeds to repay certain debt, it will be required to use the proceeds of such asset sales to make an offer to purchase the Notes at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of settlement.

The Indenture contains covenants that restrict the ability of the Partnership and its restricted subsidiaries (as defined in the Indenture) to, among other things, sell assets, pay distributions on, redeem or repurchase the Partnership’s units or redeem or repurchase its subordinated debt, make investments, incur or guarantee additional indebtedness or issue disqualified stock, create or incur certain liens, enter into agreements that restrict distributions or other payments from the Partnership’s restricted subsidiaries to the Partnership, consolidate, merge or transfer all or substantially all of the Partnership’s assets, engage in transactions with affiliates and create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications. However, at any time when the Notes are rated investment grade by either of Moody’s Investors Service, Inc. or S&P Global Ratings, a division of S&P Global Inc., and no Default or Event of Default, each as defined in the Indenture, has occurred and is continuing, many of these covenants will be terminated. The Indenture also has customary events of default.

The Notes and related guarantees will be secured by (i) a first-priority security interest in the Notes Priority Collateral (as defined in the Indenture) on a pari passu basis with the 2023 Notes and on a pari passu or senior lien basis with any other parity lien obligations and (ii) a second-priority security interest in the ABL Priority Collateral (as defined in the Indenture), in each case subject to certain permitted liens. The Partnership’s existing revolving credit facility (the “Existing ABL Facility”)

will continue to be secured by a first-priority security interest in the ABL Priority Collateral and by a second-priority security interest in the Notes Priority Collateral.

The Intercreditor Agreement referred to below governs the priorities of the security interests and certain related creditor rights in the collateral among the holders of the ABL Obligations (as defined in the Indenture), on the one hand, and the holders of the Notes and the other parity lien debt, including the 2023 Notes, on the other hand. The Collateral Trust Agreement referred to below governs the priorities and security interests and certain related creditor rights in the collateral among the holders of the Notes, the 2023 Notes and any other parity lien debt. In the event of any inconsistency between the terms of the Collateral Trust Agreement and the Intercreditor Agreement, the terms of the Intercreditor Agreement shall control.

The foregoing descriptions of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture (including the form of Notes attached as an exhibit thereto), a copy of which is filed as Exhibit 4.1 to this report and is incorporated herein by reference.

Intercreditor Agreement

The Issuers will designate the Notes and the related guarantees as Other Parity Lien Obligations (as defined in the Intercreditor Agreement) and the Trustee will enter into a joinder to the Intercreditor Agreement, dated as of September 30, 2016, among UBS AG, Stamford Branch, as the collateral agent under the Existing ABL Facility, Wilmington Trust, National Association, as the applicable parity lien representative, and Wilmington Trust, National Association, as the parity lien collateral trustee, the Issuers and the subsidiaries of the Partnership named therein, which sets forth the relative priority of the liens securing any parity lien obligations, including the Notes and the 2023 Notes, compared to the liens securing the obligations under the Existing ABL Facility. The Intercreditor Agreement allocates the benefits of any collateral between the holders of the ABL Obligations on the one hand and the holders of the Parity Lien Obligations, including the Notes and the 2023 Notes, on the other hand.

The foregoing descriptions of the Intercreditor Agreement and the joinder thereto do not purport to be complete and are qualified in their entirety by reference to the full text thereof, copies of which are filed as Exhibit 10.2 and Exhibit 10.4, respectively, to this report and are incorporated herein by reference.

Collateral Trust Agreement

The Issuers and the Guarantors will enter into a joinder to the Collateral Trust Agreement with the Collateral Trustee and the Trustee. The Collateral Trust Agreement, dated as of June 10, 2016, among the Issuers, the other grantors party thereto, Wilmington Trust, National Association, as trustee under the indenture governing the 2023 Notes, and Wilmington Trust, National Association, as Collateral Trustee, which the Trustee will join, sets forth the terms on which the Collateral Trustee receives, holds, administers, maintains, enforces and distributes the proceeds of all liens on all collateral owned by the Issuers or any Guarantor for the benefit of all present and future holders of the Notes and the other parity lien debt, including the 2023 Notes, in each case subject to the Intercreditor Agreement.

The foregoing description of the Collateral Trust Agreement and the joinder thereto do not purport to be complete and are qualified in their entirety by reference to the full text thereof, copies of which are filed as Exhibit 10.1 and Exhibit 10.3, respectively, to this report and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being “furnished” as part of this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

4.1*
Indenture, dated as of June 23, 2021, among CVR Partners, LP, CVR Nitrogen Finance Corporation, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral trustee.

4.2*	Form of 6.125% Senior Secured Note due 2028 (included within the Indenture filed as Exhibit 4.1).
10.1**
Collateral Trust Agreement, dated as of June 10, 2016, among CVR Partners, LP, CVR Nitrogen Finance Corporation, the Guarantors (as defined therein) and Wilmington Trust, National Association, as Trustee and Collateral Trustee (incorporated by reference to Exhibit 10.1 of the Form 8-K filed on June 16, 2016).

10.2**
Intercreditor Agreement, dated as of September 30, 2016, among CVR Partners, LP, CVR Nitrogen, LP, East Dubuque Nitrogen Fertilizers, LLC, Coffeyville Resources Nitrogen Fertilizers, LLC, CVR Nitrogen Holdings, LLC, CVR Nitrogen Finance Corporation, CVR Nitrogen GP, LLC, certain of their affiliates from time to time party thereto, UBS AG, Stamford Branch, as administrative agent and collateral agent for the secured parties, Wilmington Trust, National Association, as trustee and collateral trustee for the secured parties in respect of the outstanding senior secured notes and other parity lien obligations and other parity lien representative from time to time party thereto (incorporated by reference to Exhibit 10.3 of the Form 8-K filed on October 6, 2016).

10.3*
Collateral Trust Joinder, dated as of June 23, 2021, among CVR Partners, LP, CVR Nitrogen Finance Corporation, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral trustee.

10.4*
The Joinder Agreement (Other Parity Lien Obligations), dated as of June 23, 2021, among Wilmington Trust, National Association, as an other parity obligations representative, UBS AG, Stamford Branch, as collateral agent under the Existing ABL Facility, Wilmington Trust, National Association, as applicable parity lien representative, Wilmington Trust, National Association, as parity lien collateral trustee and CVR Partners, LP.

104*	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*    Filed herewith.
**    Previously filed.

PLEASE NOTE: Pursuant to the rules and regulations of the SEC, we may file or incorporate by reference agreements as exhibits to the reports that we file with or furnish to the SEC. The agreements are filed to provide investors with information regarding their respective terms. The agreements are not intended to provide any other factual information about the Company, its business or operations. In particular, the assertions embodied in any representations, warranties and covenants contained in the agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be qualified by information in not included with the exhibits that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreements. Moreover, certain representations, warranties and covenants in the agreements may have been used for the purpose of allocating risk between the parties, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the respective agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants in the agreements as characterizations of the actual state of facts about the Company, its business or operations on the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2021

CVR Energy, Inc.

By:	/s/ Tracy D. Jackson
Tracy D. Jackson
Executive Vice President and Chief Financial Officer